SUB-ITEM 77H

The following shareholders held greater than 25% of the outstanding shares of a series of the Trust as of August 31 2008:

Fund	Shareholder

GMO Alpha Only Fund	Evergreen Asset Allocation Trust

GMO Alternative Asset Opportunity Fund	GMO Benchmark Free Allocation Fund

GMO Alternative Asset SPC Fund	GMO Alternative Asset Opportunity Fund

GMO Core Plus Bond Fund	Evergreen Asset Allocation Trust

GMO Currency Hedged International Bond Fund	Teachers' Retirement System of The City Of New York
GMO Currency Hedged International Bond Fund	State Street Bank & Trust Co. as TTEE for GMAM Group Pension Trust II

GMO Currency Hedged International Equity Fund	State Street Bank & Trust Co. as TTEE for GMAM Group Pension Trust II

GMO Developed World Stock Fund	Dow Employees Pension Plan

GMO Domestic Bond Fund	Evergreen Asset Allocation Trust

GMO Foreign Small Companies Fund	Virginia Retirement System

GMO Global Growth Fund	SEI Private Trust C/O M + T Bank FBO Berks County Retirement Fund

GMO Inflation Indexed Plus Bond Fund	Boston Safe Deposit & Trust Co, The Philips Electronics North America Corp Master Retirement Trust
GMO Inflation Indexed Plus Bond Fund	Mayo Foundation Retirement Trust

GMO International Small Companies Fund	New Zealand Superannuation Fund

GMO Real Estate Fund	Mac & Co 10000643000 FBO Princeton

GMO Short Duration Collateral Fund	GMO Strategic Fixed Income Fund

GMO Short-Duration Investment Fund	GMO Global Balanced Asset Allocation Fund

GMO Special Purpose Holding Fund	Verib NYXF1776322

GMO Special Situation Fund	Evergreen Asset Allocation Trust
GMO Special Situation Fund	GMO Global Balanced Asset Allocation Fund

GMO SPV I, LLC	GMO Alpha Libor Fund

GMO Strategic Fixed Income Fund	Evergreen Asset Allocation Trust

GMO Taiwan Fund	Pension Reserves Investment Trust
GMO Taiwan Fund	State of Connecticut Retirement Plan and Trust Funds

GMO Tax-Managed U.S. Equity Fund	Northern Trust Co. FBO Edgar M Bronfman
GMO Tax-Managed U.S. Equity Fund	Strafe and Co FAO MJH Investment LTD

GMO Tobacco Free Core Fund	Council For World Mission

GMO U.S. Equity Allocation Fund	The Board of Trustees of the University of Illinois

GMO U.S. Intrinsic Value Fund	Hopke Partnership
GMO U.S. Intrinsic Value Fund	SEI Private Trust Company FBO New Balancce Fund

GMO U.S. Small/Mid Cap Value Fund	Maine State Retirement System

GMO U.S. Growth Fund	Northern Trust Company, Trustee of The Aerospace Corporation Employees Retirement Plan Trust

GMO World Opportunity Overlay Fund	GMO Strategic Fiexed Income Fund

The following shareholders ceased to hold greater than 25% of the outstanding shares of a series of the Trust during the period February 29, 2008 through August 31, 2008:

Fund	Shareholder

GMO Currency Hedged International Bond Fund	JP Morgan Chase Bank
GMO Currency Hedged International Equity Fund	JP Morgan Chase Bank
GMO Domestic Bond Fund	Teachers' Retirement System of The City Of New York
GMO Emerging Markets Opportunity Fund	Evergreen Asset Allocation Fund
GMO Inflation Indexed Plus Bond Fund	Northern Trust Company, Trustee of The Aerospace Corporation Employees
GMO International Core Equity Fund	Evergreen Asset Allocation Fund
GMO Short Duration Collateral Share Fund	Cormorant Fund
GMO U.S. Growth Fund	Northern Trust Co. FBO Colorado PERA 401K
GMO U.S. Small/Mid Cap Value Fund	Union Bank & Trust Nominee FBO SD Transit Corp